Exhibit 99.1

FOR IMMEDIATE RELEASE

Acies Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants

Manhattan Beach, CA, December 10, 2020 /BUSINESS WIRE/ —Acies Acquisition Corp. (NASDAQ: ACACU, the “Company”) announced today that, commencing December 11, 2020, holders of the 21,525,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares and warrants included in the units. Class A ordinary shares and warrants that are separated will trade on The Nasdaq Capital Market under the symbols “ACAC” and “ACACW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on The Nasdaq Capital Market under the symbol “ACACU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 22, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Acies Acquisition Corp.

The Company is a newly organized blank check company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company has not selected any potential business combination target, it is focused on identifying a business combination target within the live, location-based and mobile experiential entertainment industries. Specific sectors that the Company will target span live events, family entertainment, casino gaming, destination hospitality, sports, sports betting and iGaming, and social and casual mobile games. The Company plans on pursuing both consumer-facing operators as well as the business-to-business platforms that support them. While predominantly focused on the U.S., the Company’s search may expand to international markets.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact

Doug Donsky, ICR Inc.

P: (646) 677-1844

Email: AciesPR@icrinc.com